Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the inclusion in this registration statement on Form S-3 of ObjectSoft Corporation of our report dated February 20, 1998, appearing in the Annual Report on Form 10-KSB of ObjectSoft Corporation for the year ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is a part of such Registration Statement.




/s/ Richard A. Eisner & Company, LLP
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Richard A. Eisner & Company, LLP
Florham Park, New Jersey
February 10, 1999